UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 10-A

AMENDMENT NUMBER 2

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

NEVADA HEALTH SCAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-4336843
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

16459 Pauhaska Place Apple Valley, California	92307
(Address of principal executive offices)	(Zip code)

(760) 508-9104

(Registrant’s telephone number, including area code)

Copies to:

Daniel C. Masters, Esq.

P. O. Box 66

La Jolla, CA 92038

(858) 459-1133 - Tel

(858) 459-1103 - Fax

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock – $0.0001 Par Value

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a smaller reporting company.

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

ITEM 1. DESCRIPTION OF BUSINESS

Background of the Issuer and Its Predecessor

Nevada Health Scan, Inc. (“the Company” or “the Issuer” or “Journal”) was organized under the laws of the State of Delaware on June 25, 2010 as part of the implementation of the Chapter 11 plan of reorganization of AP Corporate Services, Inc. (“AP”).

AP was incorporated in the State of Nevada in 1997 and was formed to provide a variety of services to small, entrepreneurial businesses. These services included business planning, market research, accounting advice, incorporation and resident agent services. Between 1997 and 1999 AP’s business focus changed. In addition to providing business services, AP began to own and develop businesses related to the medical professions. In 2001 AP organized Nevada Health Scan LLC to participate in a joint venture with a Las Vegas based physician to own and operate an MRI facility. Problems developed between the partners and the facility was never completed.

AP filed for Chapter 11 Bankruptcy in September 2008 in the U.S. Bankruptcy Court for the Central District of California. AP’s plan of reorganization was confirmed by the Court on December 24, 2008 and became effective on January 4, 2009. This plan of reorganization provided, among other things, for the incorporation of the Issuer and the distribution of 1,085,000 shares in it to AP’s bankruptcy creditors. The shares were distributed pursuant to section 1145 of the U.S. Bankruptcy Code. The plan also provided for the transfer to the Issuer of any interest which AP and/or Nevada Health Scan LLC had in the development of an MRI facility in Nevada.

As stated in the Plan of Reorganization ordered by the Court, these shares were issued “to enhance the distribution to creditors,” i.e. to enhance their opportunity to recover the losses they sustained in the AP bankruptcy. To this end, AP, by and through its President, agreed “to use its best efforts to have the shares… publicly traded on the Over-The-Counter market in order to provide an opportunity for liquidity to the creditors” (from the Court approved “Disclosure Statement” describing the Plan of Reorganization). The present filing is a result of this commitment.

The present officers and directors of the Company, Dean Konstantine and Josephine Resma, have no relationship with AP and were never creditors or shareholders of AP .. The President of the Company, Dean Konstantine, knew the President of AP, Theodore Herman, through various events held for entrepreneurs, investors and related professionals in the Los Angeles area. Mr. Konstantine offered to take over management of the Company in exchange for the promise to pay all costs associated with its development including the cost of incorporation, legal and auditing fees associated with becoming a reporting issuer and maintaining a reporting issuer, and costs of seeking out business opportunities. Mr. Herman agreed. Mr. Konstantine and Ms. Resma worked together as President and Secretary/Treasurer respectively of E-Band Media, Inc., another company which had the same business plan as this Company, and Mr. Konstantine asked Ms. Resma to serve as Secretary/Treasurer of Nevada Health Scan.  Upon incorporation the Company issued 10,000,000 restricted shares to its President, Dean Konstantine, at par value ($0.0001) for services rendered and costs advanced totaling $1,000.

Description of Current Business

The Company’s two officers and directors (there are no plans for additional officers or directors) have determined that the Company lacks the resources to properly develop the business of an MRI facility. The Company’s two officers and directors believe that substantial resources would be required to develop such a facility and to compete with established MRI facilities, and the Company lacks those resources. Therefore, the Company’s two officers and directors have determined to seek a merger or an acquisition with a larger, better capitalized entity which will accomplish the plan as ordered by the Court: “to enhance the distribution to creditors” and bring greater value to our shareholders.

Therefore, as of the date hereof, the Company can be defined as a "shell" company, an entity which is generally described as having no or nominal operations and with no or nominal assets. As a shell company, our purpose at this time, described more fully below, is to negotiate a business agreement or combination with a larger entity which will bring greater value to our shareholders. As of the date hereof, we have not identified any potential merger or acquisition partner.

The Company’s two officers and directors believe that a potential merger or acquisition target will be a business which seeks the benefits of our shareholder base or status as a reporting issuer. The Company’s two officers and directors will not restrict their search for a potential merger target to any specific industry or geographical location. The Company’s two officers and directors anticipate that the Company may be able to participate in only one potential business venture because a business partner might require exclusivity. This lack of diversification should be considered a substantial risk to our shareholders because it will not permit us to offset potential losses from one venture against gains from another.

We may seek a business opportunity with entities which have recently commenced operations, or which wish to expand into new products or markets, to develop a new product, or to utilize the public marketplace in order to raise additional capital. This discussion of the proposed business is purposefully general and is not meant to be restrictive of our discretion to search for and enter into potential business opportunities.

We anticipate that the selection of a business opportunity in which to participate will be complex and extremely risky due to general economic conditions, rapid changes in the business environment, and shortages of available capital. The Company’s two officers and directors believe that there are numerous firms seeking the benefits of an issuer who has complied with the 1934 Act, but this is by no means certain.

It is our present intent to continue to comply with all of the reporting requirements under the 1934 Act. The Company’s president, Dean Konstantine, has agreed to provide the necessary funds, without interest, for the Company to comply with the 1934 Act reporting requirements, provided he is president of the Company when the obligation is incurred. There are no conditions, terms, or repayment terms for these funds other than the agreement that they will be interest free and that Mr. Konstantine must be president of the Company when the obligation is incurred. This is a voluntary, unwritten agreement; Mr. Konstantine is not contractually obligated to make these loans or capital contributions. Mr. Konstantine has not, as of the date hereof, set a maximum dollar amount that he is willing to provide to the Company.

It is anticipated that we will incur nominal expenses in the implementation of the business plan described herein. Because we have no capital with which to pay these anticipated expenses, the Company’s president has agreed to pay these charges with his personal funds, as interest free loans to the Company or as capital contributions, provided he is president of the Company when the obligation is incurred. There are no conditions, terms, or repayment terms for these funds other than the agreement that they will be interest free and that Mr. Konstantine must be president of the Company when the obligation is incurred. However, if loans, the only opportunity which he will have for repayment of these loans will be from a prospective merger or acquisition candidate. This is a voluntary, unwritten agreement; Mr. Konstantine is not contractually obligated to make these loans or capital contributions.

Acquisition of Opportunities

The president of the Company will seek out business combination opportunities through his personal business contacts. Our president is also the manager of Green Go Solar LLC, a company engaged in developing a 160 acre, 37 megawatt solar power generating facility approximately 70 miles from Los Angeles. He regularly attends green energy conferences and meetings and is in regular contact with manufacturers, designers and developers in the wind and solar energy industries. He is also a member of the Southern California Investment Association, the Los Angeles Venture Association, and similar groups where businesses seeking to expand and investors and related professionals meet in hopes of working together. The president of the Company will not be limited in his search to the green energy industry or to these investment groups, but he believes that these groups will provide a networking platform from which to seek business combination opportunities.

In implementing a structure for a particular business venture, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also acquire stock or assets of an existing business. On the consummation of an agreement, it is probable that the present officers and directors and the shareholders of the Company will no longer be in control of the Company. In addition, and especially if there is a business combination, our two officers and directors may, as part of the terms of the acquisition or merger, resign and be replaced by new officers and directors without a vote of our shareholders or may sell their stock in the Company.

It is anticipated that any securities issued by our Company in any such reorganization would be issued in reliance upon an exemption from registration under applicable federal and state securities laws. It is anticipated that it will also be a method of taking a private company public known as a "back door" 1934 Act registration procedure.

We will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of verifying revenue and bearing costs, including costs associated with the Company's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

 It is our present intent that we will not submit a potential merger, acquisition, or similar reorganization to our shareholders for approval. We are incorporated under the laws of Delaware and Delaware’s General Corporation Law, Section 228, provides that “any action required by this chapter to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.” Delaware’s General Corporation Law, Section 228, also provides that “Prompt notice of the taking of the corporate action without a meeting shall be given to those stockholders or members who have not consented in writing.”

Our president, Dean Konstantine, owns 89.7% of our issued and outstanding shares of stock; thus his written consent to a potential merger or acquisition constitutes more than the minimum number of votes necessary to authorize such a reorganization under Delaware law. Prompt notice of any such action will be filed with the Securities and Exchange Commission on Form 8-K and also on Forms PREM14C and DEFM14C and copies of these filings will be sent by first class mail, postage pre-paid, to each of our shareholders.

Our present intent is that we will not enter into a business combination agreement with an entity which cannot provide independent audited financial statements at the time of closing of the proposed transaction and supply other information that is normally disclosed in filings with the Securities and Exchange Commission. We are subject to all of the reporting requirements included in the 1934 Act. These rules are intended to protect investors by deterring fraud and abuse in the securities markets through the use of shell companies. Included in these requirements is the affirmative duty of the Company to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-K. In addition, in the filing of the Form 8-K that we file to report an event that causes us to cease being a shell company, we are required to include that information that is normally reported by a company in its original Form 10.

We do not intend to hire an investment banker, a business broker, or a similar professional specializing in business acquisitions. Once a potential acquisition has been identified we do intend to hire an attorney experienced in business acquisitions to prepare or review the merger or acquisition agreements and documents. Because we have no capital with which to pay legal fees our president, Dean Konstantine, has agreed to pay these fees with personal funds, as an interest free loan to the Company or as a capital contribution. However, this is a voluntary, unwritten agreement; Mr. Konstantine is not contractually obligated to pay this expense. There are no conditions, terms, or repayment terms for these funds other than the agreement that the funds will be interest free and that Mr. Konstantine must be president of the Company when the obligation is incurred. Mr. Konstantine has not, as of the date hereof, set a maximum dollar amount that he is willing to provide to the Company.

Accounting in the Event of a Business Combination

Future business combinations will be recorded in accordance with the FASB Accounting Standards Codification 805 (ASC 805).

We have been informed that most business combinations will be accounted for as a reverse acquisition with us being the surviving registrant. As a result of any business combination, if the acquired entity's shareholders will exercise control over us, the transaction will be deemed to be a capital transaction where we are treated as a non-business entity. Therefore, the accounting for the business combination is identical to that resulting from a reverse merger, except no goodwill or other intangible assets will be recorded. For accounting purposes, the acquired entity will be treated as the accounting acquirer and, accordingly, will be presented as the continuing entity.

Reporting Issuer Status

The Company chose to become a reporting company on a voluntary basis because one attraction of the Company as a merger partner or acquisition vehicle will be its status as a public company. In addition, we became a reporting company to enhance investor protection and to provide information if a trading market commences. Only those companies that report their current financial information to the Securities and Exchange Commission, banking, or insurance regulators are permitted to be quoted on the OTC Bulletin Board System.

Based upon our proposed future business activities, it is possible that we may be deemed a "blank check" company (see “Risk Factors”). The Securities and Exchange Commission definition of such a company is a development stage company that has no specific business plan or purpose, or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person, and is issuing "penny stock."

A "penny stock" security is any equity security other than a security (i) that is a reported security (ii) that is issued by an investment company (iii) that is a put or call issued by the Option Clearing Corporation (iv) that has a price of $5.00 or more (except for purposes of Rule 419 of the Securities Act of 1933, as amended) (v) that is registered on a national securities exchange (vi) that is authorized for quotation on the NASDAQ Stock Market, unless other provisions of the defining rule are not satisfied, or (vii) that is issued by an issuer with (a) net tangible assets in excess of $2,000,000, if in continuous operation for more than three years or $5,000,000 if in operation for less than three years or (b) average revenue of at least $6,000,000 for the last three years.

Our stock will likely be deemed a “penny stock.”

ITEM 1A. RISK FACTORS

Our business is subject to numerous risk factors, including the following:

1.

We have no operating history and no revenues or earnings from operations.

We have no assets. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in us incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business entity. There is no assurance that we can identify such a business entity and consummate such an agreement or combination.

2.

We may not be able to continue to operate as a going concern.

Our auditor has expressed the opinion that we may not be able to continue as a going concern. His opinion letter and the notation in the financial statements indicate that we do not have revenues, cash reserves, or other material assets and that we are relying on advances from stockholders, officers and directors to meet our limited operating expenses. We may become insolvent if we are unable to pay our debts in the ordinary course of business as they become due.

3.

Our proposed plan of operation is speculative.

The success of our proposed plan of operation will depend to a great extent on the operations, financial condition and management of the business opportunity which we identify, if any is identified. While our two officers and directors intend to seek business agreement(s) or combination(s) with entities having established operating histories, there can be no assurance that we will be successful in locating candidates meeting such criteria. In the event we complete a business agreement or combination, of which there can be no assurance, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

4.

We face intense competition for business combination opportunities.

We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies that may be our desirable target candidates. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than we have and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also compete in seeking merger or acquisition candidates with numerous other small public companies, including one company with the same officers and directors as this Company (see risk factor 22).

5.

We have no agreements for a business combination or similar transaction and have established no standards for such transactions.

We have no arrangement, agreement or understanding with respect to entering into an agreement or engaging in a merger with, joint venture with or acquisition of, a private or public entity. There can be no assurance that we will be successful in identifying and evaluating suitable business opportunities or in concluding a business transaction. Our two officers and directors have not identified any particular business for our evaluation. There is no assurance that the Company will be able to negotiate a business combination on terms favorable to it. We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which we will require a target business opportunity to have achieved, and without which we would not consider a business transaction in any form with such business opportunity. Accordingly, we may enter into a business agreement or a business combination with a business having no significant operating history, losses, limited potential or no potential for earnings, limited assets, negative net worth or other negative characteristics.

6.

Our success is dependent on our two officers and directors who have other full time employment, have limited experience, and will only devote limited time (part time) to working for the Company, all of which makes our future even more uncertain.

Dean Konstantine and Josephine Resma, our two officers and directors, will serve without pay while maintaining other employment. As of the date hereof, they are devoting no more than two hours per week to the affairs of the Company, however, our president expects to spend approximately five hours per week on the affairs of the Company and the search for a suitable merger or acquisition partner after the effectiveness of this registration statement.  Notwithstanding the limited availability of our two officers and directors, the loss of the services of either would adversely affect development of our business and its likelihood of continuing in operation.

7.

Our two officers and directors have no direct experience in mergers and acquisitions, which makes our ability to complete a successful merger or acquisition more uncertain.

Although our President, Dean Konstantine, has experience in business development and in negotiating contracts, he has no direct experience in negotiating mergers and acquisitions.  Our Secretary and Treasurer, Josephine Resma, also has no experience in negotiating mergers and acquisitions. This lack of direct experience makes our ability to complete a successful merger or acquisition more uncertain.

8.

Our president may have a conflict of interest in selecting a merger or acquisition target because of our lack of capital and loans he may make to our Company.

As noted above, the Company’s president has agreed that he will pay the Company’s anticipated operating expenses with his personal funds, making interest free loans to the Company or capital contributions, provided he is president of the Company at the time the obligation is incurred. This is a voluntary, unwritten agreement; Mr. Konstantine is not contractually obligated to make these loans or capital contributions. There are no conditions, terms, or repayment terms for these funds other than the agreement that they will be interest free and that Mr. Konstantine must be president of the Company when the obligation is incurred. Mr. Konstantine has not, as of the date hereof, set a maximum dollar amount that he is willing to provide to the Company. If he makes interest free loans to the Company, the only opportunity he will have for repayment of these loans will be from a prospective merger or acquisition candidate. This may result in a conflict of interest in selecting a merger candidate as the president may prefer a candidate which will repay his loans over one which will not. This financing agreement may also have the effect of limiting potential business combination targets to those where the expense of a combination, to the Company and therefore to Mr. Konstantine, will be a consideration. Mr. Konstantine may, for example, prefer a business combination target which offers to bear most of the costs of a merger, over one which does not.

9.

The reporting requirements under federal securities law may delay or prevent us from making certain acquisitions.

Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, (the "1934 Act"), require companies subject thereto to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

In addition to the audited financial statements, in the filing of the Form 8-K that we file to report an event that causes us to cease being a shell company, we will be required to include that information that is normally reported by a company in a Form 10. The time and additional costs that may be incurred by some target entities to prepare and disclose such information may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company.

10.

An acquisition could create a situation wherein we would be required to register under The Investment Company Act of 1940 and thus be required to incur substantial additional costs and expenses.

Although we will be subject to regulation under the 1934 Act, our two officers and directors believe the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as we will not be engaged in the business of investing or trading in securities. In the event we engage in a business combination that results in us holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act of 1940. In such event, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the Securities and Exchange Commission as to the status of our Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject us to material adverse consequences.

11.

A merger, acquisition, or similar agreement would most likely be exclusive, resulting in a lack of diversification.

Our two officers and directors anticipate that the Company may be able to participate in only one potential business venture because a business partner might require exclusivity. This lack of diversification should be considered a substantial risk to our shareholders because it will not permit us to offset potential losses from one venture against gains from another.

12.

Our two officers and directors most likely will not remain after we complete a business combination, or will have little power to influence the direction of business development.

A business combination will, in all likelihood, result in management of the acquired business determining the timing and funding of our development. Our two officers and directors will have little power to influence the future direction of the business, if they remain in management at all. A business combination involving the issuance of our Common Stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in us. Any such business combination may require our two officers and directors to sell or transfer all or a portion of the Company's Common Stock held by them, and/or resign as Directors. The resulting change in our control could result in removal of our two officers and directors and a corresponding reduction in or elimination of their participation in our future affairs.

13.

If we do any business combination, each shareholder will most likely hold a substantially lesser percentage ownership in the Company.

If we enter a business combination with a private concern, that, in all likelihood, would result in the Company issuing securities to shareholders of any such private company. The issuance of our previously authorized and unissued stock would result in reduction in percentage of shares owned by our present and prospective shareholders and may result in a change in our control or in our management.

14.

As a shell company, we face substantial additional adverse business and legal consequences if we enter a business combination.

We may enter into a business combination with an entity that desires to establish a public trading market for its shares. A business opportunity may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with us. Such consequences may include, but are not limited to, time delays of the registration process, significant expenses to be incurred in such an offering, conditions and restrictions imposed by underwriters, and the costs to comply with various state (“Blue Sky”) securities laws.

On June 29, 2005, the Securities and Exchange Commission adopted final rules amending the Form S-8 and the Form 8-K for shell companies like us. The amendments expand the definition of a shell company to be broader than a company with no or nominal operations/assets or assets consisting of cash and cash equivalents. The amendments prohibit the use of a Form S-8 (a form used by a corporation to register securities issued to an employee, director, officer, consultant or advisor), under certain circumstances, and revise the Form 8-K to require a shell company to include current Form 10 information, including audited financial statements, in the filing on Form 8-K that the shell company files to report the acquisition of the business opportunity. This initial filing must be made within four days of the acquisition and the Form 8-K filing may be reviewed by the Securities and Exchange Commission. The prospects of certain disclosures, or the lack of the ability to issue securities using a Form S-8, or the requirement of audited financial statements, or the unwillingness to assume the significant costs of compliance, may make an otherwise appropriate acquisition target unwilling to enter a business combination with us.

15.

The requirement of audited financial statements may disqualify some business opportunities seeking a business combination with us.

Our two officers and directors believe that any potential business combination opportunity must provide audited financial statements for review, for the protection of all parties to the business combination. One or more attractive business opportunities may choose to forego the possibility of a business combination with us, rather than incur the expenses associated with preparing audited financial statements.

16.

Our president is also our principal shareholder and he will be able to approve all corporate actions without shareholder consent and will control our Company.

Our principal shareholder, Dean Konstantine, currently owns approximately 89.7% of our Common Stock. Because of this, he will have the controlling vote in all matters requiring approval by our shareholders, but not requiring the approval of the minority shareholders. In addition, he is now the Company’s President and a director. Because he is the majority shareholder, he will be able to elect all of the members of our board of directors, allowing him to exercise significant control of our affairs and management. In addition, he may transact corporate business requiring shareholder approval, including approval of the acquisition of, or merger with, an operating company, by written consent, without soliciting the votes of other shareholders.

17.

Our Common Stock may never be publicly traded and holders may have no ability to sell their shares.

There is no established public trading market for our shares of Common Stock, and there is no assurance that our Common Stock will be accepted for listing on the OTC Bulletin Board or in any other trading system in the future. There can be no assurance that a market for our Common Stock will be established or that, if established, a market will be sustained. Therefore, if you purchase our Common Stock you may be unable to sell the shares. Accordingly, you should be able to bear the financial risk of losing your entire investment.

Only market makers can apply to quote securities. A market maker who desires to initiate quotations in the OTC Bulletin Board system must complete an application (Form 211) (unless an exemption is applicable) and by doing so, will have to represent that it has satisfied all applicable requirements of the Securities and Exchange Commission Rule 15c2-11 and the filing and information requirements promulgated under the Financial Industry Regulatory Authority ("Finra") Bylaws. The OTC Bulletin Board will not charge us a fee for being quoted on the service. Finra rules prohibit market makers from accepting any remuneration in return for quoting issuers' securities on the OTC Bulletin Board or any similar medium. Finra will review the market maker's application (unless an exemption is applicable). If cleared, it cannot be assumed by any investor that any federal, state or self-regulatory requirements other than certain Finra rules and Rule 15c2-11 have been considered by Finra. Furthermore, the clearance should not be construed by any investor as indicating that Finra, the Securities and Exchange Commission, or any state securities commission has passed upon the accuracy or adequacy of the documents contained in the submission.

The OTC Bulletin Board is a market maker or dealer-driven system offering quotation and trading reporting capabilities - a regulated quotation service - that displays real-time quotes, last-sale prices, and volume information in OTC equity securities. The OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting market makers or dealers in stocks.

18.

If our Common Stock does not meet blue sky resale requirements, certain shareholders may be unable to resell our Common Stock.

The resale of Common Stock must meet the blue sky resale requirements in the states in which the proposed purchasers reside. If we are unable to qualify the Common Stock and there is no exemption from qualification in certain states, the holders of the Common Stock or the purchasers of the Common Stock may be unable to sell them.

19.

Our shareholders may face significant restrictions on the resale of our Common Stock due to state "blue sky" laws or if we are determined to be a "blank check" company.

There are state regulations that may adversely affect the transferability of our Common Stock. We have not registered our Common Stock for resale under the securities or "blue sky" laws of any state. We may seek qualification or advise our shareholders of the availability of an exemption. We are under no obligation to register or qualify our Common Stock in any state or to advise the shareholders of any exemptions.

Current shareholders, and persons who desire to purchase the Common Stock in any trading market that may develop in the future, should be aware that there might be significant state restrictions upon the ability of new investors to purchase the Common Stock.

Blue sky laws, regulations, orders, or interpretations place limitations on offerings or sales of securities by "blank check" companies or in "blind-pool" offerings, or if such securities represent "cheap stock" previously issued to promoters or others. Our majority shareholder, because he received stock at a price of $.0001 for each share, may be deemed to hold "cheap stock." These limitations typically provide, in the form of one or more of the following limitations, that such securities are:

(a) Not eligible for sale under exemption provisions permitting sales without registration to accredited investors or qualified purchasers;

(b) Not eligible for the transaction exemption from registration for non-issuer transactions by a registered broker-dealer;

(c) Not eligible for registration under the simplified small corporate offering registration (SCOR) form available in many states;

(d) Not eligible for the "solicitations of interest" exception to securities registration requirements available in many states;

(e) Not permitted to be registered or exempted from registration, and thus not permitted to be sold in the state under any circumstances.

Virtually all 50 states have adopted one or more of these limitations, or other limitations or restrictions affecting the sale or resale of stock of blank check companies or securities sold in "blind pool" offerings or "cheap stock" issued to promoters or others. Specific limitations on such offerings have been adopted in:

Alaska	Nevada	Tennessee
Arkansas	New Mexico	Texas
California	Ohio	Utah
Delaware	Oklahoma	Vermont
Florida	Oregon	Washington
Georgia	Pennsylvania
Idaho	Rhode Island
Indiana	South Carolina
Nebraska	South Dakota

Any secondary trading market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or where the shares have been registered.

We do not have any legal opinions as it relates to whether we are a blind pool or blank-check company. The Securities and Exchange Commission have adopted a rule (Rule 419) which defines a blank-check company as (i) a development stage company, that is (ii) offering penny stock, as defined by Rule 3a51-1, and (iii) that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies. Certain jurisdictions may have definitions that are more restrictive than Rule 419. We have been informed that the Securities and Exchange Commission has cautioned that "it will scrutinize registered offerings for attempts to create the appearance that the registrant... has a specific business plan, in an effort to avoid the application of Rule 419." Provisions of Rule 419 apply to every registration statement filed under the Securities Act of 1933, as amended, relating to an offering by a blank-check company. We have never filed a registration statement under the Securities Act of 1933, as amended.

If we are later determined to be a so-called "blank check" company, it would be necessary for the Company to file a registration statement under the Securities Act of 1933, as amended, prior to the resale of the Common Stock, unless there exists a transactional or security exemption for such sale under the Securities Act of 1933, as amended or under Title 11 of the U.S. Code. Current shareholders and persons who desire to purchase the Common Stock in any trading market that may develop in the future, should be aware that we are under no obligation to register the shares on behalf of our shareholders under the Securities Act of 1933, as amended.

The Company's officers, directors and majority shareholder have expressed their intentions not to engage in any transactions with respect to the Company's Common Stock except in connection with or following a business combination resulting in us no longer being defined as a blank check issuer. Any transactions in our Common Stock by said shareholders will require compliance with the registration requirements under the Securities Act of 1933, as amended.

20.

Our Common Stock will be subject to significant restriction on resale due to federal penny stock restrictions.

The Securities and Exchange Commission has adopted rules that regulate broker or dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker or dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker or dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker or dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The penny stock rules also require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker or dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements will have the effect of reducing the level of trading activity in any secondary market for our stock, and accordingly, shareholders of our Common Stock will find it difficult to sell their securities, if at all.

ITEM 2. FINANCIAL INFORMATION

Selected Financial Data

 The Company was organized on June 25, 2010 and therefore no significant historical financial information exists. The Company’s statement of operations for the period from June 25, 2010 (inception) through September 30, 2010 reflects the following:

2010
Revenues	0
Expenses	1,115
Profit (Loss)	(1,115)

Management's Discussion and Analysis of Financial Condition and Results of Operations

1) Liquidity:  The Company had no cash and no liquid instruments at September 30, 2010. It is anticipated that we will incur nominal expenses in the implementation of the business plan described herein. Because we have no cash with which to pay these anticipated expenses, the president of the Company has agreed to pay these charges with his personal funds, as interest free loans to the Company or as capital contributions, provided he is president of the Company at the time the obligation is incurred. However, this is a voluntary, unwritten agreement; our president is not contractually obligated to pay these expenses. There are no conditions, terms, or repayment terms for these funds other than the agreement that they will be interest free and that Mr. Konstantine must be president of the Company when the obligation is incurred. Mr. Konstantine has not, as of the date hereof, set a maximum dollar amount that he is willing to provide to the Company. No loans have been made as of the date hereof.

2) Capital Resources:  As noted above, the Company has no capital resources but will rely upon interest free loans or capital contributions from our president to meet its needs. Our president, Mr. Konstantine, has agreed to pay these charges with his personal funds, provided he is president of the Company at the time the obligation is incurred. However, this is a voluntary, un written agreement; our president is not contractually obligated to pay these expenses. There are no conditions, terms, or repayment terms for these funds other than the agreement that they will be interest free and that Mr. Konstantine must be president of the Company when the obligation is incurred. Mr. Konstantine has not, as of the date hereof, set a maximum dollar amount that he is willing to provide to the Company.

3) Results of Operations:  As noted above, the Company was recently organized and has conducted no operations other than organizational efforts and the preparation of this Form 10 and the audit of its financial statements. The Company’s only planned future operation at this time is to identify a business combination target company and negotiate and consummate a business combination with that company. We expect to accomplish this through direct contacts between our President, Dean Konstantine, and owners of companies interested in going public or advisors to such companies including lawyers, accountants, investment bankers and consultants. Mr. Konstantine is a member or attendee of various renewable energy groups as well as the Southern California Investment Association, the Los Angeles Venture Association, the MIT Forum, the Investment Bankers Association and similar groups where businesses seeking to expand or go public and investors and related professionals meet in hopes of working together. He will seek out possible business combination targets at conferences held by these groups. He is also acquainted with a number of law and accounting firms, investment bankers and consultants who assist with mergers and acquisitions. Mr. Konstantine plans to begin contacting these acquaintances after this Form 10 is effective.

Mr. Konstantine and Ms. Resma were President and Secretary respectively of one other registrant, E-Band Media, Inc., which was also a shell company seeking a merger or acquisition with an operating business. On February 11, 2011 E-Band Media, Inc. acquired China Green Refractories, a manufacturer of refractory materials and products for hot blast stoves in China. Based on their experience with E-Band Media Mr. Konstantine and Ms. Resma do not expect the process of seeking an acquisition for this Company to be too lengthy or too costly. The milestones we anticipate in reaching our objective, a business combination with an operating business, are as follows:

1) We hope to reach a no comment stage in our registration with the SEC. In the case of E-Band this milestone was reached approximately 18 days after the company filed the second amendment to its Form 10. While there can be no assurance that the Company will reach this milestone in the same time, we hope to be able to achieve it within 30 days hereof. We also expect that the cost of reaching this milestone will be not more than $5,000.

2) We will seek to be quoted on the Over-The-Counter Bulletin Board. In the case of E-Band this milestone was reached approximately 10 days after the first milestone was achieved. While there can be no assurance that the Company will reach this milestone in the same time, we hope to be able to achieve it within 30 days following the completion of our first milestone. We expect that the cost of reaching this milestone will be not more than $2,000.

3) We will seek to identify a business combination target. As noted above, this will be done by our President through his direct contacts with owners of businesses and/or their professional advisors. In the case of E-Band this milestone was reached approximately 30 days after the second milestone was achieved. While there can be no assurance that the Company will reach this milestone in the same time, we hope to be able to achieve it within 120 days following the completion of our second milestone. We expect that the cost of reaching this milestone will be not more than $1,000.

4) We will seek to enter a definitive agreement with the target business identified in our third milestone. In the case of E-Band this milestone was reached approximately 12 days after the third milestone was achieved. While there can be no assurance that the Company will reach this milestone in the same time, we hope to be able to achieve it within 30 days following the completion of our third milestone. We expect that the cost of reaching this milestone will be not more than $5,000.

We believe that Mr. Konstantine’s agreement, discussed above, to fund the expenses of the Company through interest free loans or capital contributions, will provide sufficient funds for this operation for the timeline we anticipate and, if necessary, for at least the next 12 months, and we currently have no plans to seek financing from any other source. However, if expenses are greater than anticipated, and if they exceed Mr. Konstantine’s resources,  the Company may need to seek funds elsewhere, either through debt or equity financing, and there can be no assurance that we will be successful in obtaining such financing.

1) Off-Balance Sheet Arrangements: The Company has no off balance sheet arrangements.

Information about Market Risk

The Company is not subject to fluctuations in interest rates, currency exchange rates, or other financial market risks. Our president has agreed to make capital contributions or extend interest free loans to the Company as needed to meet obligations, provided he is president of the Company at the time the obligation is incurred.  However, this is a voluntary, written agreement; our president is not contractually obligated to pay these expenses. There are no conditions, terms, or repayment terms for these funds other than the agreement that they will be interest free and that Mr. Konstantine must be president of the Company when the obligation is incurred. Mr. Konstantine has not, as of the date hereof, set a maximum dollar amount that he is willing to provide to the Company. The Company has not made any sales, purchases, or commitments with foreign entities which would expose it to currency risks.

ITEM 3. DESCRIPTION OF PROPERTY

We presently utilize minimal office space at 16459 Pauhaska Place, Apple Valley, California. This space is provided to the Company by our president on a rent free basis, and it is anticipated that this arrangement will remain until such time as the Company successfully consummates a merger, acquisition or other business combination. Management believes that this arrangement will meet the Company's needs for the foreseeable future.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a) Security Ownership of Certain Beneficial Owners and of Management.

The following table sets forth the security and beneficial ownership for each class of our equity securities for all of our officers and directors and for any person who is known to be the beneficial owner of more than five (5%) percent of the Company as of the date hereof.

Name and Address of Beneficial	Amount and Nature of Beneficial

Title of Class	Owner	Owner	Percent of Class

Common	Dean Konstantine	10,000,000	90.09%
16459 Pauhaska Place
Apple Valley, CA 92307

Common	Josephine Resma	15,000	0.14%
12 Tintay’s Place
Talamban Cebu
Philippines

Common	All Officers and	10,015,000	90.23%
	Directors as a Group
	(two [2] individuals)

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

Our directors and officers (and promoters, affiliates and control persons) are as follows:

Name	Age	Position

Dean Konstantine	57	President/CEO/Director

Josephine Resma	35	Secretary/Treasurer/CFO/Director

The above listed officers and directors will serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. Officers of the Company serve at the will of the Board of Directors. There are no agreements or understandings for any officer or director to resign at the request of another person and no officer or director is acting on behalf of or will act at the direction of any other person.

Resumes

Dean Konstantine, age 57, has been the President, CEO, and a Director of the Company since it was incorporated. He was not an officer or director of AP Corporate Services, Inc. or of Nevada Health Scan LLC prior to AP’s bankruptcy filing. Mr. Konstantine served as the President, CEO, and a Director of E-Band Media, Inc. , another reporting issuer and shell company which sought a merger or acquisition, from its inception in April 2010 until February 11, 2011 when he resigned as an officer .. On February 11, 2011 E-Band Media acquired China Green Refractories, a manufacturer of refractory materials and products for hot blast stoves in China. Mr. Konstantine successfully managed E-Band Media, Inc. through its early stages including obtaining its audit, filing its Form 10 and Amendments, obtaining a trading symbol, and arranging its acquisition of China Green Refractories, and he will draw on that experience in managing this Company. He is still a director of E-Band Media, however he has submitted his resignation as a director which will become effective on the tenth day following the mailing by E-Band Media of an information statement to its stockholders that complies with the requirements of Section 14(f) of the Exchange Act.  He is also the Managing Director of Green Go Solar LLC, a company he formed in 2009 which is in the planning and permit stage of creating a 37 megawatt solar photo-voltaic generation plant on 160 acres of Mojave Desert property near Los Angeles. From 2001 to 2009 he was president of Konstantine Enterprises, a development Company building sustainable green buildings with integrated solar photo-voltaic energy generating systems for residential and commercial use. Prior to his work in solar energy he was a deputy sheriff, chief deputy sheriff, and for six years he served as President of the Riverside County Sheriff’s Association, the collective bargaining agent for approximately 2,500 members of the Riverside County Sheriff’s Department. He also served in the U.S. Marine Corps. As a green energy developer, Mr. Konstantine has negotiated numerous contracts and business relationships with organizations as large as Southern California Edison and the U.S. Bureau of Prisons and as small as sole proprietorships and homeowners, and as president of a Sheriff’s Association he represented approximately 2,500 peace officers in wage and benefit negotiations. We believe this experience will be invaluable in negotiating a business combination for the Company.

Josephine Resma, age 35, has been Secretary, Treasurer, CFO and a Director of the Company since it was incorporated. She was not an officer or director of AP Corporate Services, Inc. or of Nevada Health Scan LLC prior to AP’s bankruptcy filing. Ms. Resma served as the Secretary, Treasurer, CFO and a Director of E-Band Media, Inc., another reporting issuer and shell company which sought a merger or acquisition, from its inception in April 2010 until February 11, 2011 .. On February 11, 2011 E-Band Media, Inc. acquired China Green Refractories, a manufacturer of refractory materials and products for hot blast stoves in China. Ms. Resma assisted Mr. Konstantine in successfully taking E-Band Media, Inc. through its early stages including obtaining its audit, filing its Form 10 and Amendments, obtaining a trading symbol, and arranging its acquisition of China Green Refractories, and she will draw on that experience in serving this Company. Ms. Resma holds an accounting degree and is a Registered Nurse in the Philippines. Ms. Resma has worked as a nurse at the Cebu City Medical Center since January 2008. From 2006 until March, 2010 she was also a nursing student at the Asian College of Technology where in March, 2010 she received her Bachelor of Science in Nursing degree. From 2003 to 2006 she was general manager of Metro Cebu Manpower Resources, an employment agency, and from 2000 to 2003 she was chief financial officer of Joyres Manpower Agency, also an employment agency. She previously held administrative and trainee positions at a hotel.  She earned a Bachelor of Science in Accountancy from the University of Cebu in 2000 and her B.S.N. from Asian College of Technology in 2010. We believe that her education and experience in accounting and as a chief financial officer will be invaluable to the Company as a reporting issuer.

Other Offerings

Both of the directors and officers named above served as directors and officers of E-Band Media, Inc., a reporting issuer a nd shell company which sought a merger or acquisition opportunity. On February 11, 2011 E-Band Media, Inc. acquired China Green Refractories, a manufacturer of refractory materials and products for hot blast stoves in China. Apart from E-Band Media, Inc., neither of our officers or directors has ever been involved with any other publicly traded companies or SEC registrants or any other blank check or shell companies in the past.

Conflicts of Interest

As noted above, the Company’s president has agreed that he will pay the Company’s anticipated operating expenses with his personal funds, making interest free loans to the Company or capital contributions, provided he is president of the Company at the time the obligation is incurred. However, this is a voluntary, unwritten agreement; Mr. Konstantine is not contractually obligated to pay this expense. There are no conditions, terms, or repayment terms for these funds other than the agreement that they will be interest free and that Mr. Konstantine must be president of the Company when the obligation is incurred. Mr. Konstantine has not, as of the date hereof, set a maximum dollar amount that he is willing to provide to the Company. Our two officers believe that because they are shareholders their primary interest is in finding an acquisition candidate that will bring greater value to their shares and to all shareholders. However, to the extent the president has made loans to the Company, the only opportunity which he will have for repayment of these loans will be from a prospective merger or acquisition candidate. This may result in a conflict of interest as he may prefer a merger candidate which will repay his loans over one which will not.

Also as noted above, the Company’s two officers and directors have other employment apart from this Company. Mr. Konstantine manages Green Go Solar, LLC and Ms. Resma is employed as a nurse at Cebu City Medical Center. Neither Green Go Solar nor Cebu City Medical Center is seeking mergers or acquisitions. Consequently, there are no known potential conflicts of interest in these businesses, however there is a potential conflict of interest in the time which the officers and directors devote to this Company and to their other employment. We do not currently have an agreement as to the amount of time that will be devoted to the Company’s affairs, however our two officers and directors have stated that they will devote such time as they believe necessary to seeking out potential business combination targets for the Company. Our president will be primarily responsible for this and he currently expects to devote approximately five hours per week to this search after this registration statement becomes effective ..

The officers and directors are, so long as they are officers or directors of the Company, subject to the restriction that all opportunities contemplated by the Company's plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to , the Company .. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. However, all directors may still individually take advantage of opportunities if the Company should decline to do so.

ITEM 6. EXECUTIVE COMPENSATION.

The table below sets forth the compensation earned by our officers and directors since inception, June 25, 2010.

2010 Summary Compensation Table

.				Stock	All Other
Name & Principal Position	Year	Salary	Bonus	Awards	Compensation	Total
(a)	(b)	(c)	(d)	(e)	(i)	(j)

Dean Konstantine	2010	0	0	$1,000*	0	$1,000
President, CEO, Director

Josephine Resma	2010	0	0	$2*	0	$2
Sec. Treas. CFO, Director

*  For a discussion of the assumptions used in the valuation of stock awards made to our two officers please see Footnote 4 to our audited financial statements attached hereto. Mr. Konstantine received a total of 10,000,000 shares valued at a total of $1,000, which is the par value of the stock. Ms. Resma received a total of 15,000 shares valued at a total of $2, which is the rounded par value of the stock

Neither of our two officers and directors has received any cash compensation for services rendered to the Company since its inception, nor are there any agreements in place or contemplated to provide cash compensation to any officer or director. Both officers received their shares in exchange for their services as officers. Mr. Konstantine received a total of 10,000,000 shares and Ms. Resma received a total of 15,000 shares. Neither received any additional shares in his/her capacity as a director of the Company. There are no plans to issue either of our officers any additional shares in the future, and there are no plans to issue any shares to these persons in their capacity as directors in the future.

Neither of our two directors or officers will receive any finders fee, either directly or indirectly, as a result of their respective efforts to implement the Company's business plan outlined herein and/or identify or negotiate a merger or acquisition for the Company.

We have no retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of our two officers and directors,  and we have no employees.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

In June 2010 the Company issued 10,000,000 shares of Common Stock to Dean Konstantine in consideration of his services and for costs advanced in incorporating the Company; these shares were valued at a total of $1,000 which is the total par value of the shares issued. Also in June 2010 the Company issued 15,000 shares to Josephine Resma in consideration of her services; these shares were valued at a total of $2 which is the rounded total par value of the shares issued.  No independent evaluation was made of the value of the stock issued or the services rendered in these transactions. In each case, the stock issued was valued at $0.0001 per share, which is the par value of the shares. The basis for this valuation is discussed above in the footnote to the table under Item 6, Executive Compensation.

Both of our officers and directors, Dean Konstantine and Josephine Resma, should be considered promoters of the Company because they have been officers and directors of the Company since its incorporation and, in Mr. Konstantine’s case, because of his ownership of 10,000,000 shares of our common stock.

Because we have only two directors, Dean Konstantine and Josephine Resma, and both of our directors are also officers of the Company, our Company has no independent directors.

As noted above, Mr. Konstantine and Ms, Resma have received 10,000,000 shares of common stock and 15,000 shares of common stock respectively from the Company. Mr. Konstantine’s shares were issued to him in consideration of costs advanced in incorporating the Company and for his services as president of the Company. Ms. Resma’s shares were issued to her in consideration of her services as secretary and treasurer of the Company. Neither Mr. Konstantine nor Ms. Resma have received or are to receive anything else of value from the Company, either directly or indirectly. Nor is the Company to receive any other services or consideration from Mr. Konstantine or Ms. Resma.

ITEM 8. LEGAL PROCEEDINGS.

There is no litigation pending or threatened by or against the Company.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

(a) Market Price.

There is no trading market for our Common Stock at present and there has been no trading market to date. We do not have a trading symbol. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. The Company intends to request a broker-dealer to make application to Finra to have the Company's securities traded on the OTC Bulletin Board System or published, in print and electronic media or either, in the Pink Sheets, LLC ("Pink Sheets"), however there is no assurance that a broker-dealer will agree to make such application or, if one does, that Finra will provide us with a symbol.

The Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

For the initial listing in the NASDAQ SmallCap market, a company must have net tangible assets of $4 million or market capitalization of $50 million or a net income (in the latest fiscal year or two of the last fiscal years) of $750,000, a public float of 1,000,000 shares with a market value of $5 million. The minimum bid price must be $4.00 and there must be 3 market makers. In addition, there must be 300 shareholders holding 100 shares or more, and the company must have an operating history of at least one year or a market capitalization of $50 million.

For continued listing in the NASDAQ SmallCap market, a company must have net tangible assets of $2 million or market capitalization of $35 million or a net income (in the latest fiscal year or two of the last fiscal years) of $500,000, a public float of 500,000 shares with a market value of $1 million. The minimum bid price must be $1.00 and there must be 2 market makers. In addition, there must be 300 shareholders each holding 100 shares or more.

Our two officers and directors intend to strongly consider undertaking a transaction with a merger or acquisition candidate that will allow the Company's securities to be traded on NASDAQ or some other national market. However, there can be no assurance that, upon a successful merger or acquisition, the Company will qualify its securities for listing on NASDAQ or some other national exchange, or, if it does, that it will be able to maintain the maintenance criteria necessary to insure continued listing. The failure of the Company to qualify its securities or to meet the relevant maintenance criteria after such qualification in the future may result in the inability of the Company's securities to trade on a national exchange. In such events, trading, if any, in the Company's securities may then continue in the non-NASDAQ over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities.

There are currently 11,1 0 0,000 of the Company’s common shares currently issued and outstanding. In addition there are 5,000,000 warrants to purchase common shares currently issued and outstanding. Each one warrant entitles the holder to purchase one common share of our stock. Thus the 5,000,000 warrants may, if exercised, result in the issuance of 5,000,000 common shares of our stock.

Of the 11,1 0 0,000 common shares currently issued and outstanding, 10,0 1 5,000 are restricted shares. None of these shares are eligible for resale absent registration or an exemption from registration. The Company has no plan to register these shares and the exemption from registration provided by Rule 144 is not available for these shares pursuant to Rule 144(i).

(b) Holders.

There are ninety- five (9 5 ) shareholders of record of the Company's Common Stock. Ninety-three (93) of these shareholders received their shares as a result of the bankruptcy of AP Corporate Services, Inc. In that case the Bankruptcy Court for the Central District of California ordered certain shares of the Company’s stock to be distributed to the creditors of AP Corporate Services, Inc.

(c) Dividends.

The Company has not paid any cash dividends to date, and has no plans to do so in the immediate future.

(d) Securities authorized for issuance under equity compensation plans.

The Company has not authorized the issuance of any securities under any compensation plan.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

(a) Securities issued in bankruptcy.

On June 25, 2010 1,085,000 shares of our common stock were distributed to 93 shareholders by order of the U.S. Bankruptcy Court for the Central District of California as part of the confirmed Plan of Reorganization of AP Corporate Services, Inc. (the “Debtor”). Plans for a joint venture to build and operate an MRI facility were developed by the Debtor through a subsidiary prior to the bankruptcy. The Court ordered the incorporation of the Issuer, the assignment to it of the plans to develop the MRI business, and ordered the Issuer’s securities to be distributed to creditors of the Debtor in partial satisfaction of their claims against the Debtor and in order to enhance the creditors’ opportunity for recovery.

Also on June 25, 2010 5,000,000 warrants to purchase shares of our common stock were also distributed to creditors of the Debtor as part of the confirmed Plan of Reorganization. The warrants consist of 1,000,000 “A Warrants” each convertible into one share of common stock at an exercise price of $1.00; 1,000,000 “B Warrants” each convertible into one share of common stock at an exercise price of $2.00; 1,000,000 “C Warrants” each convertible into one share of common stock at an exercise price of $3.00; 1,000,000 “D Warrants” each convertible into one share of common stock at an exercise price of $4.00; and 1,000,000 “E Warrants” each convertible into one share of common stock at an exercise price of $5.00. All warrants are currently exercisable and may be exercised at any time prior to January 4, 2014. These warrants may also be converted to common shares, in whole or in part, without payment of the exercise price, in which case they shall be converted into that number of shares of Common Stock of the Company determined by dividing (a) the aggregate fair market value, as of the date of conversion, of the shares of Common Stock of the Company which would be issuable upon exercise of the Warrants to be converted minus the aggregate Warrant Price of the shares of Common Stock of the Company which would be issuable upon exercise of the Warrants by (b) the said fair market value of one share of the Common Stock of the Company. For the purposes of conversion of these Warrants, fair market value shall be the value determined in accordance with the following provisions:

If the Common Stock of the Company is not at the time listed or admitted on any stock exchange but is traded on the Nasdaq National Market System or SmallCap Market or is quoted on the OTC Bulletin Board, the fair market value shall be the closing selling price per share of such common stock on the date in question, as such price is reported by the National Association of Securities Dealers through, in order of preference, the Nasdaq National Market System, the SmallCap Market, or the OTC Bulletin Board, or any successor system. If there is not a closing selling price for such common stock on the date in question, then the fair market value shall be the closing selling price on the last preceding date for which such a quotation exists.

If the common stock is at the time listed or admitted to trading on any stock exchange, the fair market value shall be the closing selling price per share of such common stock on the date in question on the stock exchange determined by the Board of Directors of the Company to be the primary market for such common stock, as such price is officially quoted in the composite tape of transactions on the exchange. If there is no closing selling price for such common stock on the date in question then the fair market value shall be the closing selling price on the last preceding date for which such a quotation exists.

If the common stock is at the time neither listed nor admitted to trading on any exchange nor traded on the Nasdaq National Market System nor the SmallCap Market, nor traded on the OTC Bulletin board, then such fair market value shall be determined by the Board of Directors of the Company after taking into account such factors as the Board of Directors of the Company shall deem appropriate.

The issuance of the 1,085,000 shares of common stock and the 5,000,000 warrants to purchase a total of 5,000,000 shares of common stock were issued in exchange for claims against the estate of AP Corporate Services, Inc. and were exempt from registration under the Securities Act of 1933, as amended, because they were issued under section 1145 of the Bankruptcy Code (Title 11 of the U.S. Code). In addition, we may have also relied upon section 3(a)(7) of the Securities Act of 1933 as a transaction ordered by a court as part of a bankruptcy reorganization.

(b) Securities issued in a private placement.

On June 25, 2010 the Company issued 10,0 1 5,000 restricted shares of its common stock to its two officers (10,000,000 shares to its President, Dean Konstantine, and 15 ,000 shares to its Secretary, Josephine Resma, all at par value (0.0001 per share) or a total of $1,00 2 ..  We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuance. We believed that Section 4(2) was available because:

- The issuance involved no underwriter, underwriting discounts or commissions;

 - We placed restrictive legends on all certificates issued;

 - No sales were made by general solicitation or advertising;

 - Sales were made only to accredited investors.

In connection with the above transactions, we provided the following to the investor:

- Access to all our books and records.

 - Access to all material contracts and documents relating to our operations.

 - The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The Company's authorized capital stock consists of 100,000,000 Common Shares, par value $0.0001 per share, and 20,000,000 Preferred Shares, par value $0.0001 per share. We have no other class of equity securities authorized, and we have no debt securities presently authorized. We have 11,1 0 0,000 Common Shares issued and outstanding as of the date of this filing and no Preferred Shares issued and outstanding as of the date of this filing. We also have warrants outstanding which are convertible into an additional 5,000,000 Common Shares. The warrants are currently exercisable and may be exercised or converted at any time prior to January 4, 2014.

All shares of our Common Stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of Common Stock have no preemptive, subscription, conversion or redemption rights. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of Common Stock represented at any meeting at which a quorum is present will be able to elect the entire Board of Directors if they so choose and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any directors. In the event of liquidation of the Company, each shareholder is entitled to receive a proportionate share of the Company's assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any.  Holders of the Common Stock are entitled to share pro rata in dividends and distributions with respect to the Common Stock, as may be declared by the Board of Directors out of funds legally available therefor. Our Board of Directors is authorized to issue our Preferred Stock in series and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof.

In addition to the 11,1 0 0,000 Common Shares which we currently have outstanding there are 5,000,000 warrants outstanding, each of which is convertible into one share of our Common Stock. These consist of 1,000,000 “A Warrants” each convertible in to one share of common stock at an exercise price of $1.00; 1,000,000 “B Warrants” each convertible in to one share of common stock at an exercise price of $2.00; 1,000,000 “C Warrants” each convertible in to one share of common stock at an exercise price of $3.00; 1,000,000 “D Warrants” each convertible in to one share of common stock at an exercise price of $4.00; and 1,000,000 “E Warrants” each convertible in to one share of common stock at an exercise price of $5.00.

These warrants may also be converted to common shares, in whole or in part, without payment of the exercise price, in which case they shall be converted into that number of shares of Common Stock of the Company determined by dividing (a) the aggregate fair market value, as of the date of conversion, of the shares of Common Stock of the Company which would be issuable upon exercise of the Warrants to be converted minus the aggregate Warrant Price of the shares of Common Stock of the Company which would be issuable upon exercise of the Warrants by (b) the said fair market value of one share of the Common Stock of the Company. For the purposes of conversion of these Warrants, fair market value shall be the value determined in accordance with the following provisions:

If the Common Stock of the Company is not at the time listed or admitted on any stock exchange but is traded on the Nasdaq National Market System or SmallCap Market or is quoted on the OTC Bulletin Board, the fair market value shall be the closing selling price per share of such common stock on the date in question, as such price is reported by the National Association of Securities Dealers through, in order of preference, the Nasdaq National Market System, the SmallCap Market, or the OTC Bulletin Board, or any successor system. If there is not a closing selling price for such common stock on the date in question, then the fair market value shall be the closing selling price on the last preceding date for which such a quotation exists.

If the common stock is at the time listed or admitted to trading on any stock exchange, the fair market value shall be the closing selling price per share of such common stock on the date in question on the stock exchange determined by the Board of Directors of the Company to be the primary market for such common stock, as such price is officially quoted in the composite tape of transactions on the exchange. If there is no closing selling price for such common stock on the date in question then the fair market value shall be the closing selling price on the last preceding date for which such a quotation exists.

If the common stock is at the time neither listed nor admitted to trading on any exchange nor traded on the Nasdaq National Market System nor the SmallCap Market, nor traded on the OTC Bulletin board, then such fair market value shall be determined by the Board of Directors of the Company after taking into account such factors as the Board of Directors of the Company shall deem appropriate.

All of the warrants are currently exercisable; they will expire if unexercised on January 4, 2014 unless extended by vote of the Board of Directors. All of these warrants were issued to creditors of AP Corporate Services, Inc. by order of the Bankruptcy Court as part of the Chapter 11 Plan of Reorganization of AP Corporate Services.  The warrants were distributed under an exemption from registration provided by Section 1145 of Title 11 of the U.S. Code (the Bankruptcy Code).

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Except for acts or omissions which involve intentional misconduct, fraud or known violation of law, there shall be no personal liability of a director or officer to the Company, or to its stockholders for damages for breach of fiduciary duty as a director or officer. The Company may indemnify any person for expenses incurred, including attorneys fees, in connection with their good faith acts if they reasonably believe such acts are in and not opposed to the best interests of the Company and for acts for which the person had no reason to believe his or her conduct was unlawful. The Company may indemnify the officers and directors for expenses incurred in defending a civil or criminal action, suit or proceeding as they are incurred in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount of such expenses if it is ultimately determined by a court of competent jurisdiction in which the action or suit is brought that such person is not fairly and reasonably entitled to indemnification for such expenses.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

The Company’s audited financial statements are attached hereto.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There are no disagreements with the findings of our accountant.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

The Company’s audited financial statements as of September 30, 2010 are filed herewith.

Exhibit:

3.1	Articles of Incorporation	(1)

3.2	Bylaws	(1)

4.1	Form of “A” Warrant Agreement	(1)

4.2	Form of “B” Warrant Agreement	(1)

4.3	Form of “C” Warrant Agreement	(1)

4.4	Form of “D” Warrant Agreement	(1)

4.5	Form of “E” Warrant Agreement	(1)

23.1	Consent of Stan J. H. Lee, CPA	Filed herewith

(1)

 Incorporated by reference to filing of the Form 10 on December 23, 2010.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 21 , 2011

NEVADA HEALTH SCAN, INC.

By: /s/ Dean Konstantine

Dean Konstantine

President, CEO and Director

By: /s/ Josephine Resma

Josephine Resma

CFO, Secretary, and Director

NEVADA HEALTH SCAN, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

September 30, 2010

Stan J.H. Lee, CPA

2160 North Central Rd. Suite 203 tFort Lee t NJ 07024

P.O. Box 436402 t San Ysidro t CA 92143-9402

619-623-7799 t Fax 619-564-3408 t E-mail) stan2u@gmail.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Nevada Health Scan, Inc.

We have audited the accompanying balance sheet of Nevada Health Scan ,Inc. (the “Company”) (a development stage enterprise) as of September 30, 2010, and the related statements of operations, stockholders’ deficit and cash flows for the period from June 25, 2010 (inception) to September 30, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nevada Health Scan, Inc. as of September 30, 2010, and the results of its operations and its cash flows for the period from June 25, 2010 (inception) to September 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company would continue as a going concern. As discussed in the note to the financial statements, the Company has not generated profits to date and lacks the liquidity which raises substantial doubt as to its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Stan J.H. Lee, CPA

Stan J.H. Lee, CPA

February 21, 2011

Fort Lee, New Jersey

NEVADA HEALTH SCAN, INC.

(A Development Stage Company)

BALANCE SHEET

As of Sept. 30, 2010

ASSETS

Assets
Cash	$-

TOTAL ASSETS	$-

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

TOTAL LIABILITIES	$-

STOCKHOLDERS’ EQUITY (DEFICIT)

Common stock, $0.0001 par value:
100,000,000 shares authorized,
11,100,000 shares issued and outstanding
as of September 30, 2010	1,110

Preferred stock, $0.0001 par value:
20,000,000 shares authorized,
no shares issued and outstanding
as of September 30, 2010	-

Deficit accumulated during the development stage	(1,110)

TOTAL SHAREHOLDERS’ EQUITY (DEFICIT)	-

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$-

See Notes to Financial Statements

NEVADA HEALTH SCAN, INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

Period From June 25, 2010 (Inception) to Sept. 30, 2010

REVENUE	$-

Total Revenue	-

EXPENSES
Professional
General & Admin Expense	1,110

Operating Expense	1,110

OPERATING INCOME (LOSS)	(1,110)

OTHER INCOME (EXPENSE)

Current Income Tax	-
Income Tax Benefit	-

NET INCOME (LOSS)	$(1,110)

Basic & Diluted (Loss) per Share	$(0.00)

Weighted average number
of common shares
outstanding	11,100,000

See Notes to Financial Statements

NEVADA HEALTH SCAN, INC.

 (A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

From inception June 25, 2010 to September 30, 2010

				Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Development	Stockholders
	Shares	Amount	Capital	Stage	Equity

Common Stock Issued
Per Court Order
June 25, 2010	1,085,000	$108	$0	$-	$108

Common Stock Issued
To Officers
June 25, 2010	10,015,000	1,002	0	-	1,002

Net loss for period
Ended Sept 30, 2010	-	-	-	(1,110)	(1,110)

Balance, Sept 30, 2010	11,100,000	$1,110	$0	$(1,110)	$-

See Notes to Financial Statements

NEVADA HEALTH SCAN, INC.

 (A Development Stage Company)

STATEMENT OF CASH FLOWS

Period From
June 25, 2010
(inception) thru
Sept 30, 2010

Cash Flows From Operating Activities

Net Income (Loss)	$(1,110)

Adjustments to reconcile net income (loss) to net cash (used in) operations	-

Common stock issuance for service	1,110

Changes in operating assets and liabilities	-

Net Cash provided by (used in) operations	0

Cash Flows From Investing Activities

Net cash provided by investing activities	-

Cash Flows From Financing Activities

Net cash provided by financing activities	0

Net increase (decrease)	0

Cash beginning of period	-

Cash end of period	$-

Noncash Financing Activities:

Common stock issued for service	$1,110

Supplemental Disclosures of Cash Flow Information

Interest paid	$-
Income taxes paid	$-

See Notes to Financial Statements

NEVADA HEALTH SCAN, INC.

(A Development Stage Company)

Notes to Financial Statements

September 30, 2010

NOTE 1. NATURE AND BACKGROUND OF BUSINESS

Nevada Health Scan, Inc. (“the Company” or “the Issuer”) was organized under the laws of the State of Delaware on June 25, 2010. The Company was established as part of the Chapter 11 reorganization of AP Corporate Services, Inc. (“AP”). Under AP’s Plan of Reorganization, as confirmed by the U.S. Bankruptcy Court for the Central District of California, the Company was incorporated to: (1) receive and own any interest which AP  had in the development of an MRI scanning facility (AP never had a financial interest, merely a business plan); and (2) issue shares of its common stock to AP’s general unsecured creditors, to its administrative creditors, and to its shareholders.

Management believes the Company lacks the resources to effectively develop such an MRI facility on its own at this time and is therefore engaged in a search for a strategic business partner or a merger or acquisition partner with the resources to take the Company in a new direction and bring greater value to its shareholders. The Company has been in the development stage since its formation and has not yet realized any revenues from its planned operations.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  BASIS OF ACCOUNTING

The Company’s financial statements are prepared using the accrual method of accounting.  The Company has elected a September 30 year-end.

b. BASIC EARNINGS PER SHARE

The Company computes net income (loss) per share in accordance with the FASB Accounting Standards Codification (“ASC”). The ASC specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock.

Basic net earnings (loss) per share amounts are computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

c. ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

d. CASH and CASH EQUIVALENT

For the Balance Sheet and Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents.

e. REVENUE RECOGNITION

The Company recognizes revenues and the related costs when persuasive evidence of an arrangement exists, delivery and acceptance has occurred or service has been rendered, the price is fixed or determinable, and collection of the resulting receivable is reasonably assured.   Amounts invoiced or collected in advance of product delivery or providing services are recorded as deferred revenue. The Company accrues for warranty costs, sales returns, bad debts, and other allowances based on its historical experience.

f. STOCK-BASED COMPENSATION

The Company records stock-based compensation in accordance with the FASB Accounting Standards Classification using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

g. INCOME TAXES

Income taxes are provided in accordance with the FASB Accounting Standards Classification. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

h. IMPACT OF NEW ACCOUNTING STANDARDS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.

NOTE 3. GOING CONCERN

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have significant cash or other material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The president has committed to advancing certain operating costs of the Company.

Management plans to seek a strategic business partner or a merger or acquisition partner with the resources to take the Company in a new direction and bring greater value to its shareholders. Management has yet to identify any of these and there is no guarantee that the Company will be able to identify such opportunities in the future.

NOTE 4. STOCKHOLDERS' EQUITY COMMON STOCK

The authorized share capital of the Company consists of 100,000,000 shares of common stock with $0.0001 par value, and 20,000,000 shares of preferred stock also with $0.0001 par value. No other classes of stock are authorized.

COMMON STOCK:  As of September 30, 2010, there were a total of 11,100,000 common shares issued and outstanding.

The Company’s first issuance of common stock, totaling 1,085,000 shares, took place on June 25, 2010 pursuant to the Chapter 11 Plan of Reorganization confirmed by the U.S. Bankruptcy Court in the matter of AP Corporate Services, Inc. (“AP”). The Court ordered the distribution of shares in Nevada Health Scan, Inc. to all general unsecured creditors of AP, with these creditors to receive their pro rata share (according to amount of debt held) of a pool of 80,000 shares in the Company. The Court also ordered the distribution of shares in the Company to all shareholders of AP, with these shareholders to receive their pro rata share (according to number of shares held) of a pool of 5,000 shares in the Company. The Court also ordered the distribution of shares in the Company to all administrative creditors of AP, with these creditors to receive one share of common stock in the Company for each $0.10 of AP’s administrative debt which they held.

The Court also ordered the distribution of warrants in the Company to all administrative creditors of AP, with these creditors to receive five warrants in the Company for each $0.10 of AP’s administrative debt which they held. These creditors received an aggregate of 5,000,000 warrants consisting of 1,000,000 “A Warrants” each convertible into one share of common stock at an exercise price of $1.00; 1,000,000 “B Warrants” each convertible into one share of common stock at an exercise price of $2.00; 1,000,000 “C Warrants” each convertible into one share of common stock at an exercise price of $3.00; 1,000,000 “D Warrants” each convertible into one share of common stock at an exercise price of $4.00; and 1,000,000 “E Warrants” each convertible into one share of common stock at an exercise price of $5.00. All warrants are exercisable at any time prior to January 4, 2014. This warrant distribution also took place on June 25, 2010.

Also on June 25, 2010 the Company issued a total of 10,015,000 common shares in a private placement. The shares were issued for services and costs advanced at par value, which is $0.0001 per share.

In the absence of any trading value of the shares, the company opted to use the par value of the stock. In this case, the par value times the number of shares issued ( $ 0.0001 X 10,015,000 ) approximates the fair value of services rendered ($1,002) ..

As a result of these issuances there were a total 11,100,000 common shares issued and outstanding, and a total of 5,000,000 warrants to acquire common shares issued and outstanding, at September 30, 2010.

PREFERRED STOCK:  The authorized share capital of the Company includes 20,000,000 shares of preferred stock with $0.0001 par value. As of September 30, 2010 no shares of preferred stock had been issued and no shares of preferred stock were outstanding.

NOTE 5. INCOME TAXES

The Company has had no business activity and made no U.S. federal income tax provision since its inception on June 25, 2010.

NOTE 6. RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. The president of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The two officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 7. WARRANTS AND OPTIONS

On June 25, 2010 (inception), the Company issued 5,000,000 warrants exercisable into 5,000,000 shares of the Company’s common stock. These warrants were issued per order of the U.S. Bankruptcy Court in the matter of AP Corporate Services, Inc. (“AP”) to the administrative creditors of AP. These creditors received an aggregate of 5,000,000 warrants consisting of 1,000,000 “A Warrants” each convertible into one share of common stock at an exercise price of $1.00; 1,000,000 “B Warrants” each convertible into one share of common stock at an exercise price of $2.00; 1,000,000 “C Warrants” each convertible into one share of common stock at an exercise price of $3.00; 1,000,000 “D Warrants” each convertible into one share of common stock at an exercise price of $4.00; and 1,000,000 “E Warrants” each convertible into one share of common stock at an exercise price of $5.00. All warrants are exercisable at any time prior to January 4, 2014. As of the date of this report, no warrants have been exercised.

The fair value of these warrants was estimated at the date of the Company’s inception, June 25, 2010, which was also the date of the grant, using the Black-Scholes Option Pricing Model with current value of the stock at $0.0001 (par value) since there is no market for the stock at the time; dividend yield of 0%; risk-free interest rate of 1.96% (5 year Treasury Note rate at the issue date); and expiration date of 3.5 years. Since the stock does not trade, and since its par value is $0.0001, the fair value of the warrants came out to be zero.

NOTE 8. COMMITMENT AND CONTIGENTCY

There is no commitment or contingency to disclose during the period ended September 30, 2010.

NOTE 9.  SUBSEQUENT EVENTS

There are no events subsequent to September 30, 2010 to report.